[LEGATO LOGO]


                              LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304


                                 April 11, 1997



TO THE STOCKHOLDERS OF LEGATO SYSTEMS, INC.

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Legato Systems, Inc. (the "Company"), which will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California, on Thursday, May 15, 1997, at 9:00 a.m.

         Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

         It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.


                                          Sincerely,



                                          Louis C. Cole
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                  [LEGATO LOGO]


                              LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 15, 1997

         The Annual Meeting of Stockholders (the "Annual Meeting") of Legato Systems, Inc. (the "Company") will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California, on Thursday, May 15, 1997, at 9:00 a.m. for the following purposes:

1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the attached Proxy Statement.

         Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 3210 Porter Drive, Palo Alto, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS,



                                             Robert V. Gunderson, Jr.
                                             Secretary

Palo Alto, California
April 11, 1997


                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                              LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 15, 1997

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Legato Systems, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California, on Thursday, May 15, 1997, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 11, 1997.


                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 4, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 17,237,703 shares of Common Stock outstanding. All share numbers in this Proxy Statement have been adjusted to reflect the two-for-one stock split effected by the Company on July 5, 1996 - hereinafter referred to as the "Stock Split". Each stockholder of record on April 4, 1997 is entitled to one vote for each share of Common Stock held by such stockholder on April 4, 1997. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

         The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

         Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

         Proposal 2. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

         Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1) and Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has also retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist in the solicitation of proxies. Beacon Hill will receive a fee for such services of approximately $2,500 plus out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of April 4, 1997, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The five (5) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees                    Age      Positions and Offices Held with the Company
----------------------     ------   --------------------------------------------

Louis C. Cole                53      Chairman of the Board, President
                                         and Chief Executive Officer
Eric A. Benhamou (1)         41      Director
Kevin A. Fong (1)(2)         43      Director
David N. Strohm (2)          48      Director
Phillip E. White             54      Director


(1) Member of Audit Committee
(2) Member of Compensation Committee




     Mr. Cole joined the Company as President, Chief Executive Officer and a Director in June 1989. Since April 1995, Mr. Cole has also served as Chairman of the Board. Before joining the Company, from March 1987 until July 1988, Mr. Cole served as Executive Vice President responsible for all operating divisions of Novell, Inc., a publicly held manufacturer of computer networking and software products. Mr. Cole holds a B.S. in mathematics and education from Pennsylvania State University at Edinboro.

     Mr. Benhamou has been a Director of the Company since March 1993. Mr. Benhamou has been President and Chief Executive Officer of 3Com Corporation ("3Com"), a publicly held computer network products company, since September 1990, and has been Chairman of the Board of 3Com since July 1994. From April 1990 until September 1990, Mr. Benhamou served as Chief Operating Officer of 3Com. Mr. Benhamou currently serves as a director of Cypress Semiconductor, a publicly held semiconductor company. Mr. Benhamou holds a Diplome d'Ingenieur from Ecole Nationale Superieure d'Arts et Metiers in Paris, France, and an M.S. in electrical engineering from Stanford University.

     Mr. Fong has been a Director of the Company since December 1988. Mr. Fong joined Mayfield Fund ("Mayfield"), a venture capital firm, in 1988 and has been a general partner of several venture capital funds affiliated with Mayfield since 1990. Mr. Fong currently serves as a director of Prism Solutions, Inc., a publicly held data warehousing company, as well as several privately held companies. Mr. Fong holds a B.S. in electrical engineering from the University of California at Berkeley, and an M.S. in electrical engineering and an M.B.A. from Stanford University.

     Mr. Strohm has been a Director of the Company since December 1988. Mr. Strohm joined Greylock Management Corporation ("Greylock"), a venture capital management company, in 1980 and is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Banyan Systems, Inc., a manufacturer of networking software products, Forte Software, Inc., a multi-tier client/server application development company, and MDL Information Systems, Inc., a commercial supplier of chemical information management software, chemical information databases, and related services to the pharmaceutical, agrochemical and chemical industries, all publicly held, as well as several privately held technology companies. Mr. Strohm holds a B.A. from Dartmouth College and an M.B.A. from Harvard University.

     Mr. White has been a Director of the Company since May 1995. Mr. White has been President, Chief Executive Officer and a director of Informix Corporation, a publicly held database software company, since January 1989. From March 1986 to December 1988, Mr. White served as President and Chief Operating Officer of Wyse Technology, Inc., a publicly held personal computer manufacturing company. Mr. White currently serves as a director of Adaptec, Inc., a publicly held manufacturer and retailer of peripheral adapters. In addition, Mr. White is a member of the Board of Trustees of Illinois Wesleyan University. Mr. White holds a B.A. from Illinois Wesleyan University and an M.B.A. from the University of Illinois, Urbana.

Board of Directors Meetings and Committees

         During the fiscal year ended December 31, 1996, the Board of Directors held six meetings and acted by written consent on two occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

         During the fiscal year ended December 31, 1996, the Audit Committee of the Board of Directors held one meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Benhamou and Fong.

         During the fiscal  year  ended  December  31,  1996,  the  Compensation
Committee of the Board of Directors met six (6) times. The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1995 Stock Option/Stock Issuance Plan. The members of the Compensation Committee are Messrs.
Fong and Strohm.

Director Compensation

         Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

         Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 24,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual
Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 6,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. The option price for each option grant under the Automatic Option Grant Program will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each initial grant, the repurchase right shall lapse and the optionee vest in four (4) equal annual installments from the grant date. Each annual grant shall vest in two equal and successive annual installments. The option will remain exercisable for a 12-month period following the optionee's termination of service as a Board member for any reason. The option shares will become fully vested in the event of a Corporate Transaction or a Change in Control (as such terms are defined in the 1995 Stock Option/Stock Issuance
Plan). The option shares will become fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability. Upon the occurrence of a hostile tender offer, the optionee will have a thirty (30) day period in which to surrender to the Company each automatic option that has been in effect for at least six (6) months in return for a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

         Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1995 Stock Option/Stock Issuance Plan and are also eligible to participate in the Company's Employee Stock Purchase Plan and, if an executive officer of the Company, the Executive Bonus Plan.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.



           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 1997, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and
(iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.



                                               Shares Beneficially Owned (1) (2)
                                              ----------------------------------
                                                  Number            Percentage
Beneficial Owner                                 of Shares           of Class
--------------------------------------------  ----------------------------------

Putnam Investment Management                        2,556,891          14.90%
    One Post Office Square, 12th Floor
    Boston, MA 02109
Pilgrim Baxter & Associates..............           1,885,880          10.99%
1255 Drummers Lane, Suite 300
Wayne, PA 19087
Louis C. Cole (3) .......................           1,031,908           5.94%
3210 Porter Drive
Palo Alto, CA 94304
Nora M. Denzel...........................                   0           *
Stephen L. Ruvolo (4) ...................              54,000           *
John A. Siegel (5) ......................              78,215           *
Kent D. Smith (6) .......................             190,250           1.10%
Gilbert C. Wai (7) ......................             131,000           *
Stephen C. Wise..........................               2,000           *
Eric A. Benhamou (8) ....................              88,000           *
Kevin A. Fong (9) .......................              89,788           *
David N. Strohm (9) .....................             119,934           *
Phillip E. White (10) ...................              60,000           *
All current directors and executive officers
     as a group (9 persons) (11) ........           1,712,880           9.58%

-----------------------
*     Less than 1% of the outstanding shares of Common Stock.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after February 28, 1997.

(3) Includes options exercisable into 209,225 shares of Common Stock and 821,846 shares held by The Louis and Jolene Cole 1988 Revocable Trust, dated November 7, 1988 (the "Cole Trust"), of which Mr. Cole is a trustee.

(4)   Includes options exercisable into 54,000 shares of Common Stock.

(5)   Includes options exercisable into 76,320 shares of Common Stock.

(6)   Includes options exercisable into 182,250 shares of Common Stock.

(7)   Includes options exercisable into 131,000 shares of Common Stock.

(8)   Includes options exercisable into 80,000 shares of Common Stock.

(9)   Includes options exercisable into 30,000 shares of Common Stock.

(10)  Includes options exercisable into 60,000 shares of Common Stock.

(11)  Includes options exercisable into 722,475 shares of Common Stock.

                          COMPENSATION COMMITTEE REPORT

                  The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

                  For the 1996 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

         General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

     Base Salary. The base salary for each executive officer is set on the basis of personal performance.

         In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht & Quist Software Sector Index. The companies included in the Company's informal survey are not necessarily those included in the H&Q Index, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

         Annual Cash Bonuses. Each executive officer has an established target. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives.

         Long-Term Incentive Compensation. During fiscal 1996, the Committee, in its discretion, made option grants to Messrs. Cole, Smith and Wai under the 1995 Stock Option/Stock Issuance Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

         Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two to five year period, contingent upon the executive officer's continued employment with the Company, and the vesting schedule is adjusted to reflect existing grants to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

         CEO Compensation. The annual base salary for Mr. Cole, the Company's President and Chief Executive Officer, was established by the Committee on January 22, 1996. The Committee's decision was made primarily on the basis of Mr. Cole's personal performance of his duties.

         The remaining components of the Chief Executive Officer's 1996 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. The option grant made to the Chief Executive Officer during the 1996 fiscal year was intended to reflect his years of service with the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's common stock over the option term.

         Tax Limitation. As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company beginning after the Company's initial public offering. The stockholders approved the Company's 1995 Stock Option/Stock Issuance Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1996 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                                        Compensation Committee

                                                        Kevin A. Fong
                                                        David N. Strohm


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors was formed in September 1992, and the members of the Compensation Committee are Messrs. Fong and Strohm. Neither of these individuals was at any time during 1996, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             STOCK PERFORMANCE GRAPH


         The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between July 6, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1996 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Hambrecht & Quist Software Sector Index (the "H&Q Software Sector Index"), over the same period. This graph assumes the investment of $100.00 on July 6, 1995 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the H&Q Software Sector Index, and assumes the reinvestment of dividends, if any.

         The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Hambrecht & Quist LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        Comparison of Cumulative Total Return Among Legato Systems, Inc., the Nasdaq Stock Market-U.S. Index and the H&Q Software Sector Index


-------------------------------------------------------------------------------------------------------------------
                                 7/6/95      9/30/95    12/31/95     3/31/96      6/30/96     9/30/96     12/31/96
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Legato Systems, Inc.             $100.00      $98.15     $114.81      $139.81     $203.70     $351.85      $241.67
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market-U.S. Index   $100.00     $111.13     $112.48      $117.74     $127.35     $131.88      $138.36
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
H&Q Software Sector Index        $100.00     $108.06     $107.75      $117.59     $128.21     $131.88      $130.97
-------------------------------------------------------------------------------------------------------------------


         The Company effected its initial public offering of Common Stock on July 5, 1995 at a price of $9.50 per share (as adjusted to reflect the Stock Split). The graph above, however, commences with the closing price of $13.50 per share (as adjusted to reflect the Stock Split) on July 6, 1995 - the date the Company's Common Stock commenced public trading.

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the two other most highly compensated executive officers who were serving as such at the end of 1996 and two individuals who ceased to be executive officers during the fiscal year (collectively, the "Named Officers"), each of whose aggregate compensation for 1996 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.


                           Summary Compensation Table

                                                                                   Long-Term
                                                                                  Compensation
                                                                                   Number of
                                                                                   Securities
                                                     Annual Compensation           Underlying       All Other
                                              ----------------------------------
 Name and Principal Position           Year      Salary(1)          Bonus           Options      Compensation(2)
 ---------------------------           ----      ---------          -----           -------      ---------------
 Louis C. Cole                         1996   $     200,004    $      100,520          50,000    $      2,864
   Chairman of the Board, President    1995   $     197,504    $      137,264         200,000    $      2,022
   and Chief Executive Officer         1994   $     175,000    $        6,547               0    $        149


 Stephen L. Ruvolo                     1996   $     102,000    $      162,553(3)            0    $      1,785
   General Manager, International Operations  $     102,000    $      115,168(3)            0    $        893
 1995
                                       1994   $      13,535(4) $         7,481(3)     100,000    $         74

 John A. Siegel                        1996   $     120,000    $       13,509               0    $      2,188
   Vice President, Corporate Services  1995   $     118,524    $       28,901          40,000    $      1,094
                                       1994   $     107,842    $        4,035          20,000    $         48

 Kent D. Smith                         1996   $     162,000    $       73,301          20,000    $      1,907
   Executive Vice President,           1995   $     122,123(5) $       79,990         200,000    $        954
    Customer Operations                1994   $           0    $            0               0    $          0

 Gilbert C. Wai                        1996   $     156,000    $       55,314         16,000     $      1,069
   Sr. Vice President, Product Development1995$     155,250    $       84,570              0     $        535
                                       1994   $      28,504(6) $            0        140,000     $         43
----------

(1) Salary includes amounts deferred under the Company's 401(k) Plan.
(2) Represents life insurance premiums paid by the Company.
(3) Represents commissions.
(4) Mr. Ruvolo commenced employment on November 14, 1994.
(5) Mr. Smith commenced employment on March 31, 1995.
(6) Mr. Wai commenced employment on October 24, 1994.

         The following table contains information concerning the stock option grants made to each of the Named Officers for 1996. No stock appreciation rights were granted to these individuals during such year.


                        Option Grants in Last Fiscal Year


                                           Individual Grants(1)                     Potential Realizable
                           ------------------------------------------------------
                            Number of    % of Total                                   Value at Assumed
                           Securities      Options                                 Annual Rates of Stock
                           Underlying    Granted to      Exercise                    Price Appreciation
                             Options      Employees       Price      Expiration      for Option Term(2)
            Name             Granted       in 1996      Per Share       Date          5%           10%
            ----             -------       -------      ---------       ----          --           ---
 Louis C. Cole.........      50,000(3)       7.44%       $11.84      1/21/06     $372,431      $943,814

 Stephen L. Ruvolo.....           0             0%           $0           --           $0            $0

 John A. Siegel........           0             0%           $0           --           $0            $0

 Kent D. Smith.........      20,000(3)       2.98%       $11.84      1/21/06     $148,973      $377,526

 Gilbert C. Wai........      16,000(3)       2.38%       $11.84      1/21/06     $119,178      $302,021

----------

(1) Each of the options listed in the table was granted on January 22, 1996. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) The options listed in the table become exercisable for 25% of the shares after one year of service from the designated vesting date and in equal monthly installments over the next 3 years.

         The following table sets forth information concerning option exercises in 1996 and option holdings as of the end of the 1996 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                               Number of
                                     Value Realized      Securities Underlying         Value of Unexercised
                         Shares     (Market Price at      Unexercised Options          in-the-Money Options
                       Acquired on    Exercise Less          at FY-End (1)                 at FY-End (2)
                                                             -------------                 -------------
Name                    Exercise     Exercise Price)   Exercisable  Unexercisable   Exercisable   Unexercisable
----                    ---------    ---------------   -----------  -------------   -----------   -------------
Louis C. Cole......     94,000       $2,843,070        213,600          50,000     $6,333,500       $1,039,050
Stephen L. Ruvolo..     46,000       $1,408,000         54,000            0        $1,667,250           $0
John A. Siegel.....     60,000       $1,732,188         76,320            0        $2,323,455           $0
Kent D. Smith......     24,000         $604,500        176,000          20,000     $5,192,000        $415,620
Gilbert C. Wai.....      8,000         $264,125        131,000          16,000     $4,044,625        $332,496


 (1) The options granted before July 5, 1995 are immediately exercisable for all the option shares, but any shares purchased thereunder will be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service to the Company prior to vesting in such shares. As of December 31, 1996, the repurchase right had lapsed as to 49,225 option shares for Mr. Cole, 6,083 option shares for Mr. Ruvolo, 41,028 option shares for Mr. Siegel, 63,500 option shares for Mr. Smith and 66,833 option shares for Mr. Wai.

(2) Based on the fair market value of the Company's Common Stock at year end ($32.625) per share less the exercise price payable for such shares.

      Bonus Plan. In 1996, the Company instituted a bonus program pursuant to which bonuses will be paid to executive officers based on individual and Company performance targets. In addition, all non-executive employees will receive year-end bonuses if the Company meets its performance targets.


             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

         None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

         The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by the Chief Executive Officer and the Company's other executive officers. Such acceleration may be conditioned on the optionee's termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile take-over of the Company effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

                                 PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Company is asking the stockholders to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Coopers & Lybrand L.L.P.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

         Coopers & Lybrand L.L.P. has audited the Company's financial statements for its last eight fiscal years. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1996 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.


                                    FORM 10-K

         THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1996, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO LEGATO SYSTEMS, INC., 3210 PORTER DRIVE, PALO ALTO, CALIFORNIA 94304, ATTN: RICK RUIZ, CORPORATE FINANCE.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholder proposals that are intended to be presented at the 1998 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than January 15, 1998 in order to be included. Such stockholder proposals should be addressed to Legato Systems, Inc., 3210 Porter Drive, Palo Alto, California 94304, Attn: Rick Ruiz, Corporate Finance.


                                  OTHER MATTERS

         The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS,



                                           Robert V. Gunderson, Jr.
                                           Secretary

Palo Alto, California
April 11, 1997




--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.
--------------------------------------------------------------------------------

THANK YOU FOR YOUR ATTENTION TO THIS MATTER.  YOUR PROMPT  RESPONSE WILL GREATLY
FACILITATE        ARRANGEMENTS        FOR       THE       ANNUAL        MEETING.
--------------------------------------------------------------------------------

                              LEGATO SYSTEMS, INC.
PROXY                                                                      PROXY
           This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 15, 1997

     The undersigned appoints Louis C. Cole and Stephen C. Wise, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Legato Systems, Inc. to be held on May 15, 1997 at 9:00 a.m., Pacific Daylight Time, and at any adjournments or postponements of the Annual Meeting, and hereby authorizes them to represent and to vote as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR proposal 1.

     The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                  (Continued and to be signed on reverse side.)



                              LEGATO SYSTEMS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.    Election of Directors--
     Nominees:  L. Cole, F. Benhamou, K. Fong, D. Strohm, P. White
     For____     Withheld_____     For All (Except Nominees written below_____

2. Ratification of Coopers & Lybrand. L.L.P. as Independent Accountants for fiscal year 1997. For____ Withheld_____ Abstain_____

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement

Dated:____________________________, 1997

Signature(s)


Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.